Exhibit 99.1

Presidio Property Trust Announces Reverse Stock Split

SAN DIEGO, May 14, 2025 (GLOBE NEWSWIRE) — (NASDAQ: SQFT; SQFTP; SQFTW) Presidio Property Trust, Inc. (“Presidio” or the “Company”), an internally managed, diversified real estate investment trust, announced today that it will proceed with a 1-for-10 reverse stock split (“Reverse Stock Split”) of its outstanding shares of Series A Common Stock following approval by its Board of Directors pursuant to the Maryland General Corporation Law and no stockholder approval is required.

Presidio expects the Company’s Series A Common Stock will begin trading on a post-split basis at the market open on May 19, 2025, and continue to be traded under the symbol “SQFT” with a new CUSIP number 74102L501. The primary objective of the Reverse Stock Split is to increase the per share market price of the Series A Common Stock to regain compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market and maintain the listing of its common stock on the Nasdaq Capital Market.

When the Reverse Stock Split is effective, every 10 shares of Presidio Series A Common Stock issued and outstanding will be combined automatically into 1 share of Series A Common Stock. The Reverse Stock Split will apply equally to all outstanding shares of Series A Common Stock and each stockholder will hold the same percentage of Series A Common Stock outstanding immediately following the Reverse Stock Split, except for adjustments that may result from the treatment of fractional shares. No fractional shares shall be issued in connection with the Reverse Stock Split. In lieu thereof, if, upon aggregating all of the shares of Series A Common Stock held by a record holder of Series A Common Stock immediately following the Reverse Stock Split such holder would otherwise be entitled to a fractional share of Series A Common Stock, as a result of the Reverse Stock Split, the Company shall issue to such holder an additional fraction of a share of Series A Common Stock as is necessary to round the number of shares of Series A Common Stock, held by such holder up to the nearest whole share. The Company does not intend to round up fractional shares at the beneficial level and will instead round any such fractional shares up at the participant level. All equity awards and warrants outstanding immediately prior to the Reverse Stock Split will be proportionately adjusted to reflect the Reverse Stock Split.

Direct Transfer LLC is acting as the exchange agent and transfer agent for the Reverse Stock Split. Stockholders holding their shares electronically in book-entry form are not required to take any action to receive post-split shares. The Company does not have any outstanding certificated shares.

About Presidio Property Trust

Presidio is an internally managed real estate investment trust with holdings in model home properties, which are triple net leased to homebuilders, and office, industrial, and retail properties. Presidio’s model homes are leased to homebuilders primarily in the sunbelt. Presidio’s office, industrial, and retail properties are located primarily in Colorado, with properties also located in Maryland, North Dakota, Texas, and Southern California. For more information on Presidio, please visit Presidio’s website at https://www.PresidioPT.com .

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Except as required by law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes please refer to the Company’s filings with the SEC, including those under “Risk Factors” therein, copies of which are available on the SEC’s website, www.sec.gov .

Investor Relations Contact:

Presidio Property Trust, Inc.
Lowell Hartkorn, Investor Relations
LHartkorn@presidiopt.com
Telephone: (760) 471-8536 x1244